Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-41226, 333-41224, 333-72927, 333-56331, 333-76324 and 333-51959 each on Form S-8 and Registration Statement Nos. 333-54648, 333-50098, 333-43130, 333-35412 and 333-104800 each on Form S-3 of American Tower Corporation of our report dated February 24, 2003 (except for the last paragraph of note 1 and paragraph 9 of note 2 as to which the date is July 25, 2003 and the last four paragraphs of note 2 as to which the date is December 15, 2003), which report expresses an unqualified opinion and includes explanatory paragraphs relating to the adoption of (1) Statement of Financial Accounting Standard No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended and Statement of Financial Accounting Standard No. 142, “Goodwill and Other Intangible Assets,” and (2) Statement of Financial Accounting Standard No. 145, “Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections,” appearing in this Current Report on Form 8-K of American Tower Corporation.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts

December 18, 2003